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                                                                    EXHIBIT 21.1

                  List of Subsidiaries of The Hull Group Inc.



Name                                          Jurisdiction of Organization
----                                          ----------------------------

Hull and Associates, L.L.C.                   Delaware
Hull Equity Management, L.L.C.                Illinois
Hull Trading GmbH                             Germany
Hull Trading Asia Limited                     Hong Kong
Hull Trading UK Limited                       United Kingdom
Hull Liquidity Fund, L.P.                     Delaware
Hull Quantitative Fund, L.L.C.                Delaware
Hull Quantitative Offshore Fund, L.L.C.       Cayman Islands